UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOLOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 28, 2006

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, February 28, 2006 at 9:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected.

2. To consider and act upon a proposal to approve the Second Amended and Restated 1999 Equity Incentive Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on January 6, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors

Philip J. Flink, Secretary

Bedford, Massachusetts

January 20, 2006

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

HOLOGIC, INC.

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

February 28, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hologic, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 28, 2006, at 9:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730. This proxy statement, the accompanying notice of the Annual Meeting, proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 20, 2006.

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on January 6, 2006 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding and entitled to vote 44,882,504 shares of common stock of the Company, par value $.01 per share (“Common Stock”). All share information presented in this proxy statement has been adjusted to reflect the Company’s two-for-one stock split effected on November 30, 2005. Each stockholder is entitled to one vote for each share of Common Stock.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2, the Second Amended and Restated 1999 Equity Incentive Plan. A majority of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions and “broker non-votes” as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against Proposal No. 2, even though the stockholder so abstaining intends a different interpretation. Broker non-votes will have no effect on the proposal not voted.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $25,000. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Deadline for Submission of Stockholder Proposals and Recommendations For Director

Stockholder proposals for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Meeting of Stockholders must be received by the Company no later than September 22, 2006. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s Bylaws relating to stockholder proposals.

Stockholders who wish to make a proposal at the Company’s 2007 Annual Meeting – other than one that will be included in the Company’s proxy materials – should notify the Company no later than December 6, 2006. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the Company’s 2007 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Secretary, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws, including a written notice that sets forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. In addition to the requirements set forth in the Company’s Bylaws, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which is publicly available on the Company’s website at www.hologic.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of the Company’s Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

A board of eight (8) directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the persons listed below for election as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors’ nominees named below. All nominees are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The Board of Directors unanimously recommends a vote “for” the nominees listed below.

Set forth below is certain biographical information regarding the nominees as of January 6, 2006.

Name	Age	Position	Director Since
John W. Cumming	60	Chairman of the Board, Chief Executive Officer and Director	2001
Jay A. Stein	63	Chairman Emeritus, Chief Technical Officer and Director	1985
Glenn P. Muir	46	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	2001
Irwin Jacobs (1)	68	Director	1990
David R. LaVance, Jr. (1)(2)	51	Director	2002
Nancy L. Leaming (1)	58	Director	2003
Arthur G. Lerner (1)(2)	65	Director	2005
Lawrence M. Levy (1)	67	Director	2005

(1)	Members of the Company’s Audit, Compensation, Nominating and Corporate Governance Committees
(2)	Member of the Company’s Corporate Development Committee

Mr. Cumming was appointed to the positions of Chief Executive Officer and a director in July 2001 and to the position of Chairman of the Board in November 2002. Mr. Cumming served as President of the Company from July 2001 through September 2003. Prior to July 2001, Mr. Cumming held the position of Senior Vice President and President, Lorad, since joining the Company in August 2000. Prior to joining the Company, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm that he founded in 1984. Prior to forming Health Care Markets Group, Mr. Cumming was Vice President/Division Manager for Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint’s management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing.

Dr. Stein, a co-founder, Chairman Emeritus and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President, Chief Technical Officer and a director of the Company since its organization in October 1985 and served as Chairman of the Company’s Board of Directors from June 2001 to November 2002. In addition, from June 22, 2001 to July 31, 2001, Dr. Stein served as the Company’s interim Chief Executive Officer after the unexpected death of S. David Ellenbogen, the Company’s former Chairman and Chief Executive Officer. Prior to co-founding the Company, Dr. Stein served as Vice President and Technical Director of Diagnostic Technology, Inc. (“DTI”), which he co-founded in 1981. DTI, which developed an X-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. (“ATL”), a

wholly-owned subsidiary of Squibb Corporation. Dr. Stein served as Technical Director of the digital angiography group of ATL from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving X-ray technology.

Mr. Muir, a Certified Public Accountant, was appointed to the Company’s Board of Directors in July 2001, and has held the positions of Executive Vice President, Finance and Administration and Treasurer since September 2000. Prior to that, Mr. Muir served as the Company’s Vice President of Finance and Treasurer since February 1992 and Controller since joining the Company in October 1988. Mr. Muir has been the Company’s Chief Financial Officer since 1992. From 1986 to 1988, Mr. Muir was Vice President of Finance and Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986.

Mr. Jacobs has been a director of the Company since January 1990. Mr. Jacobs, currently retired, was the President of Dataviews, Inc., a manufacturer and distributor of software products, from January 1992 to September 1997. From May 1990 to December 1990, Mr. Jacobs was a Vice President of Ask Computers, Inc., a computer systems developer. From 1987 to May 1990, Mr. Jacobs was the President and Chairman of the Board of Directors of Perception Technology Corp., a manufacturer of voice response systems. Mr. Jacobs was formerly a Vice President of Digital Equipment Corporation.

Mr. LaVance has been a director of the Company since December 2002. Since 1997, Mr. LaVance has served as President of Century Capital Associates, an investment banking firm that he founded specializing in the biosciences fields. Prior to forming Century Capital Associates, Mr. LaVance was Managing Director for KPMG Health Ventures, leading the life sciences consulting practice of the KMPG accounting firm. From 1992 to 1995, Mr. LaVance held the position of President of Nuclear Care, Inc., a privately-held corporation providing management services for physicians and clinics engaged in nuclear medicine and nuclear cardiology, and Physicians Data Corp., a start-up corporation developing electronic patient records for physician practices. From 1987 to 1992, he was President of Dornier Medical Systems, a medical device company. Prior to 1987, Mr. LaVance was an attorney in private practice. Mr. LaVance currently serves on the Board of Directors of Medi-Hut Co., Inc.

Ms. Leaming has been a director of the Company since September 2003. Ms. Leaming was the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance, from 2003 to 2005. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1998 to 2003, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Prior to joining Tufts Health Plan, Ms. Leaming held a variety of management positions in managed care and banking, including Chief Financial Officer of Matthew Thornton Health Plan. Ms. Leaming currently serves as a director of Edgewater Technology, Inc., the Massachusetts Taxpayer Foundation, the American Red Cross and the Boston Chamber of Commerce.

Dr. Lerner has been a director of the Company since February 2005. Dr. Lerner has been practicing medicine for more than 30 years and is currently in private practice as a breast surgeon. Since 1997, Dr. Lerner has also been the Surgical Director at the Dickstein Cancer Treatment Center in White Plains, New York, and an attending surgeon and Director Emeritus of the Department of Surgery at White Plains Hospital Center. Dr. Lerner has been affiliated with the White Plains Hospital Center since 1974, is a past President of the Medical Staff and has served as a member of the Hospital’s Board of Directors from 1986 to 1994. Dr. Lerner currently serves as Chairman of the Cancer Committee for the White Plains Hospital Cancer Program and Chairman of the Corporate Relations Committee for the American Society of Breast Surgeons. Dr. Lerner served as Governor of the American College of Surgeons from 1994 to 2000, and was the past President of the American Society of Breast Surgeons, the past President of the American College of Surgeons, Westchester Chapter, and the past Chairman of the Westchester Academy of Medicine, Division of Surgery. Dr. Lerner is a current member of the American College of Surgeons, the New York State Medical Society, the American Institute of Ultrasound in Medicine and the Metropolitan Breast Cancer Group.

Mr. Levy has been a director of the Company since December 2005. Mr. Levy has been Senior Counsel at Brown Rudnick Berlack Israels LLP, an international law firm, since February, 2005 and, for more than 30 years before that, had been a Partner at Brown Rudnick, specializing in Corporate and Securities Law. Mr. Levy was Secretary of the Company since its formation in 1985 until December 2005. Mr. Levy is also a director of Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a LLB from Harvard Law School.

Board of Directors’ Meetings and Committees

The Board of Directors held eight meetings during the year ended September 24, 2005. Each current director attended at least 75% of the meetings of the Board of Directors and each Committee on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s directors, except for Ms. Leaming, were in attendance at the Company’s 2005 Annual Meeting of Stockholders.

Standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee. During fiscal 2005, Messrs. Jacobs, LaVance and Ms. Leaming served as the members of each of these committees. Effective in February 2005, Dr. Lerner was appointed to the Compensation, Nominating and Corporate Governance Committees and he was appointed to the Audit Committee in September 2005. Mr. Levy was appointed to Audit, Compensation, Nominating and Corporate Governance Committees in December 2005.

The Board also has a Corporate Development Committee which was formed in September 2004. Messr. LaVance and Dr. Lerner were appointed to this Committee in September 2004 and February 2005, respectively.

The Board of Directors has reviewed the qualifications of each of Messrs. Jacobs, LaVance and Levy, Dr. Lerner and Ms. Leaming and has determined that each such individual is “independent” as such term is defined under the current listing standards of the Nasdaq National Market. In addition, the Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member of the Audit Committee is “independent” under the current listing standards of the Nasdaq National Market applicable to members of audit committees.

Audit Committee. Messrs. Jacobs, LaVance, and Levy, Dr. Lerner and Ms. Leaming are currently the members of the Audit Committee. The Board of Directors has determined that each of Irwin Jacobs, Nancy Leaming and David LaVance qualify as an “audit committee financial expert”, as defined by applicable SEC rules.

The primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of certain other compliance matters. A copy of the Audit Committee Charter is publicly available on the Company’s website at www.hologic.com. The Audit Committee held nine meetings during fiscal 2005 and acted by unanimous written consent on one occasion during fiscal 2005. See “Audit Committee Report” below.

Compensation Committee. Messrs. Jacobs, LaVance, and Levy, Dr. Lerner and Ms. Leaming are currently the members of the Company’s Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving the Company’s executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under the Company’s stock option, restricted stock and other equity-based compensation plans. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Compensation Committee held four meetings during fiscal 2005 and acted by unanimous written consent on one occasion during fiscal 2005.

Corporate Governance Committee. Messrs. Jacobs, LaVance and Levy, Dr. Lerner and Ms. Leaming are currently the members of the Company’s Corporate Governance Committee. The primary functions of the Corporate Governance Committee include (i) reviewing and evaluating the Company’s policies, codes of conduct and guidelines relating to corporate governance, (ii) evaluating and making recommendations to the Board regarding committees of the Board, including recommending the committees which should be established and their respective composition and structure, (iii) evaluating and making recommendations to the Board regarding Board meeting policies, (iv) reviewing and evaluating the Chief Executive Officer and other senior management of the Company (unrelated to compensation matters), and (v) serving as a focal point for Chief Executive Officer succession planning and an interface between management and the Board regarding the selection of other senior management. A copy of the Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Corporate Governance Committee held three meetings during fiscal 2005.

Nominating Committee. Messrs. Jacobs, LaVance and Levy, Dr. Lerner and Ms. Leaming are currently the members of the Company’s Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and the Company’s management, and (iii) make recommendations to the Board of candidates for all directorships to be filled by the stockholders or the Board.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2007 Annual Meeting of Stockholders, it must follow the procedures described in “Deadlines for Submission of Stockholder Proposals and Recommendations For Director.”

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Nominating Committee held three meetings during fiscal 2005.

Corporate Development Committee. Messr. LaVance and Dr. Lerner are currently the members of the Company’s Corporate Development Committee. The Corporate Development Committee was formed in September 2004 to assist the Board of Directors in its oversight of strategic transactions and to assist management in reviewing and evaluating strategic transactions. The primary functions of the committee include (i) assisting management in developing and implementing a strategic plan, (ii) assisting management and the Board in reviewing and evaluating strategic transactions, and (iii) reporting to the Board on the status of strategic transactions. A copy of the Corporate Development Committee’s written charter is publicly available on the Company’s website at www.hologic.com. The Corporate Development Committee met once in fiscal 2005.

Compensation of Directors

In fiscal 2004 and through December 2004, each non-employee director received (i) an annual retainer of $24,000, payable $6,000 per quarter, (ii) a director’s meeting fee of $1,500 for each meeting of the Board of Directors at which the director was physically present and $600 for each meeting at which the director participated by telephone, (iii) a committee meeting fee for each meeting of a committee of the Board of

Directors on which the director served and at which the director was physically present, in the amount of $1,200 if the meeting was held on a day other than the day of the meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors and (iv) the Chairman of each of the Audit Committee and Compensation Committee received an additional annual retainer of $2,000, payable $500 per quarter.

In December 2004, the Board of Directors increased the cash compensation payable to non-employee directors such that effective January 1, 2005 the cash compensation payable to non-employee directors was as follows:

•	Annual Retainers.

•	An annual cash retainer of $24,000, payable $6,000 per quarter.

•	An additional annual cash retainer of $7,500, payable $1,875 per quarter, for the chairperson of each of the Compensation Committee, Corporate Development Committee and Audit Committee.

•	Board Meeting Fees.

•	$1,500 for each meeting of the Board of Directors at which the non-employee director was physically present.

•	$1,000 for each meeting of the Board of Directors at which the non-employee director participated by telephone.

•	Committee Meeting Fees.

•	$2,000 for each meeting of the Audit Committee and Corporate Development Committee at which the non-employee director was physically present, if the meeting was held on a day other than the day of a meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

•	$1,200 for each meeting of the Nominating Committee, Corporate Governance Committee and Compensation Committee at which the non-employee director was physically present, if the meeting was held on a day other than the day of a meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

•	$1,000 for each meeting of a committee of the Board of Directors at which the non-employee director participated by telephone.

In addition to cash compensation, non-employee directors are eligible to receive stock options pursuant to the Company’s Amended and Restated 1999 Equity Incentive Plan, as amended (the “1999 Plan”). The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company is automatically granted a nonqualified option to acquire 50,000 shares of Common Stock as of the date he or she is first elected to the Board. The option price is equal to the fair market value of the Common Stock on the date of grant and the expiration date is the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date. On February 28, 2005, an option to purchase 50,000 shares of Common Stock, at an exercise price of $18.48 per share, was granted to Dr. Lerner under the 1999 Plan and on December 13, 2005, an option to purchase 50,000 shares of Common Stock, at an exercise price of $35.68 per share, was granted to Mr. Levy under the 1999 Plan.

During fiscal 2005, the 1999 Plan provided that, unless otherwise determined by the Board of Directors, each director of the Company who was not an employee of the Company and who has served as a director for six months was automatically granted a nonqualified option to acquire 16,000 shares of Common Stock as of January 1st of each year. The option price of such options is equal to the fair market value of the Common Stock on such date and the expiration date is the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant. On January 1, 2005, options to purchase 16,000 shares of Common Stock, at an exercise price of $13.74 per share, were granted to each of Messrs. Jacobs, LaVance, and Ms. Leaming under the 1999 Plan.

On September 15, 2005, the Compensation Committee of the Board of Directors of the Company approved several changes to the compensation payable to non-employee directors. These changes, which are described below, became effective September 25, 2005, the first day of the Company’s fiscal year 2006. Other than as described below, no changes were made to the compensation to be paid to non-employee directors.

The Compensation Committee amended the 1999 Plan, to decrease the annual grant of non-qualified stock options to non-employee directors from stock options to purchase 16,000 shares, which vested in full six months after the date of grant, to stock options to purchase 8,000 shares, which vest in equal six month installments over two years. This decrease was approved primarily to reduce the compensation charge that the Company will be required to recognize on the Company’s income statement commencing in the first quarter of fiscal 2006 pursuant to the Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payments (“Statement 123R”). Under Statement 123R, all share-based compensation payments to employees, including grants of stock options, are required to be recognized in the income statement based on their fair values. No changes were made to the automatic grant of options to purchase 50,000 shares under the 1999 Plan upon first election to the Board.

The Compensation Committee also approved an increase in the annual cash retainer fee paid to each non-employee director from $24,000, payable $6,000 per quarter to $60,000, payable $15,000 per quarter, an increase in the fees paid to non-employee directors for participation in Board meetings in which the director is physically present from $1,500 for each meeting to $2,500 for each meeting, and an increase in the fees paid to non-employee directors of each of the committees of the Board of Directors for participation in meetings held on a day other than the day of a meeting of the Board of Directors from $1,200 (in the case of Nominating, Corporate Governance and Compensation Committee meetings) or $1,500 (in the case of Audit and Corporate Development Committee meetings) to $2,500 for each meeting of these committees. These increases are intended to continue to motivate and adequately compensate the non-employee directors due to, among other things, the loss in value due to the reduced number of stock options to be granted annually, the increased time commitments and responsibilities of non-employee directors resulting from the Sarbanes-Oxley Act of 2002 and other requirements, and the growth of the Company.

AUDIT COMMITTEE REPORT

In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2005, the Audit Committee:

1. Reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 24, 2005 with the management personnel.

2. Discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

3. Requested and obtained from Ernst & Young, the written disclosures and the letter required by Independence Standards Board (ISB) Standard No. 1, as amended, regarding Ernst & Young’s independence, and has discussed with Ernst & Young their independence.

Based on the review and discussions referred in paragraph numbers (1) – (3) above, all of the members of the Audit Committee at the time of filing of the Company’s Annual Report on Form 10-K recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 24, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2005.

THE AUDIT COMMITTEE:

Nancy L. Leaming, Chairperson

Irwin Jacobs

David R. LaVance, Jr.

Arthur G. Lerner

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2006. Ernst & Young has continuously served as the Company’s independent public accountants since June 24, 2002 following the dismissal of Arthur Andersen LLP. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to the Company by Ernst & Young for professional services rendered for the fiscal years ended September 24, 2005 and September 25, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$833,222	$416,392
Audit-Related Fees	$67,083	$284,898
Tax Fees	$133,000	$104,089
All Other Fees	$0	$0

Total Fees	$1,033,305	$805,379

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, consents and other services related to interactions with the SEC with respect to accounting matters for the fiscal years ended September 24, 2005 and September 25, 2004, respectively. In fiscal 2005, the audit fees also reflect the required audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 and the Ernst & Young independent audit of the Company’s internal control over financial reporting.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2005, these services included due diligence and related activities in connection with an acquisition and the audit of the Company’s 401(k) Profit-Sharing Plan. In fiscal 2004, these services included due diligence and related activities in connection with a proposed acquisition and the audit of the Company’s 401(k) Profit-Sharing Plan.

Tax Fees. Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. In fiscal 2005 and 2004, these services included assistance regarding federal, state and international tax preparation, planning and consultation.

All Other Fees. Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. During fiscal 2005 and 2004, there were no other fees for any services not included in the above categories.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2005 and 2004 were compatible.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 2

APPROVAL OF SECOND AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

On December 13, 2005, the Company’s Board of Directors approved, subject to stockholder approval, amendments to, and the restatement of, the Company’s Amended and Restated 1999 Equity Incentive Plan, as amended (the “1999 Plan”) to include additional types of awards that may be granted under the 1999 Plan. Currently the 1999 Plan provides that the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options that are not qualified as incentive stock options (“nonqualified stock options”). The Second Amended and Restated 1999 Plan would permit the Company to also award (i) restricted shares of Common Stock (“restricted stock”), (ii) restricted stock units, (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option (“SARs”), (iv) shares of Common Stock awarded based on achieving certain performance goals (“performance shares”), (v) awards of Common Stock, including shares of Common Stock awarded without payment therefor (“award shares”), and (vi) Common Stock and other rights granted as units that are valued whole or in part by reference to the value of the Common Stock (“stock awards”).

In September 2005, the Company’s Board of Directors determined that no further awards would be made under the Company’s 1997 Amended and Restated Employee Equity Incentive Plan or the Company’s 2000 Acquisition Incentive Plan. Following such determination, the Board of Directors amended each of those plans to eliminate all remaining shares of Common Stock available for issuance under such Plans that were not subject to outstanding stock option awards. As a result of the Board’s actions, the 1999 Plan remains the Company’s only equity compensation plan under which equity grants and awards are presently made.

The proposed amendments to the 1999 Plan are designed to provide the Company with greater flexibility to respond to market-competitive changes in equity compensation practices as well as to accounting changes that could affect the cost of equity incentives to the Company and its shareholders. In addition, the 1999 Plan, as amended and restated, will enable the Company to continue the purposes of the 1999 Plan by providing additional incentives to attract and retain qualified and competent employees and non-employee directors. None of the changes to the 1999 Plan increase the total number of shares of Common Stock available for awards under the 1999 Plan.

Description of the 1999 Plan.

The following summary of the 1999 Plan, as amended and restated, is qualified by its entirety to the complete text of the Second Amended and Restated 1999 Equity Incentive Plan, a copy of which is attached to this proxy statement as Appendix A. Other than the changes described above to add additional types of awards that may be granted under the 1999 Plan, the material terms and conditions of the 1999 Plan will not change.

Purpose.

The 1999 Plan was approved by the Company’s stockholders in March 1999 and amendments to the 1999 Plan were approved by the Company’s stockholders in February 2004. The purposes of the 1999 Plan are to attract and retain employees and directors to provide an incentive for them to assist the Company in achieving long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Awards Under the Plan.

Under the 1999 Plan, the Company may currently grant incentive stock options intended to qualify under Section 422 of the Code, and nonqualified stock options. If Proposal No. 2 is approved, the Company may also award (i) restricted stock, (ii) restricted stock units, (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option, or SARs, (iv) performance shares, (v) award shares, or (vi) stock awards.

Eligible Participants.

All employees, and in the case of awards other than incentive stock options, directors of the Company or any affiliate (as that term is defined in the 1999 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1999 Plan.

Administration.

The 1999 Plan is currently administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee serves at the pleasure of the Board of Directors which can, at its sole discretion, discharge any member of the Committee, appoint additional new members in substitution for those previously appointed and/or fill vacancies regardless of how they are caused. The Board of Directors of the Company has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1999 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, to the Committee the power to make awards to participants and all determinations under the 1999 Plan with respect thereto.

Securities to be Offered.

The maximum aggregate number of shares of Common Stock available for issuance under the 1999 Plan is 600,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (i) 2 1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (ii) 1,000,000 shares, or (iii) an amount determined by the Board of Directors. “Issued Shares” means the number of shares of the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on that date. The shares of Common Stock available for issuance under the 1999 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. The number of shares reflected in this proxy statement and as described in this Proposal No. 2 have been adjusted to reflect the Company’s two-for-one stock split effected on November 30, 2005.

Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1999 Plan. The maximum number of shares which may be granted to an individual in a fiscal year is limited to 1,000,000 shares. As of the date of this proxy statement, an aggregate of 6,600,000 shares of Common Stock are authorized for issuance under the 1999 Plan, of which 692,118 shares are available for future awards under the 1999 Plan. The closing price of the Company’s Common Stock on the Nasdaq National Market on January 6, 2006 was $ 38.61.

Nonqualified and Incentive Stock Options.

Subject to the provisions of the 1999 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefore and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of an option for up to the number of shares so delivered.

The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1999 Plan may be granted more than ten years after the effective date of the 1999 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

The exercise price of options granted under the 1999 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options may be granted to holders of more than 10% of the Company’s outstanding voting capital stock only at an exercise price of at least 110% of the fair market value of such stock on the date of grant.

Options Granted to Non-Employee Directors.

The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company or affiliated with any holder of more than 5% of the outstanding voting stock of the Company shall automatically be granted a nonqualified option to acquire 50,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board as of the effective date of the 1999 Plan, as of the date of the Company’s 1999 Annual Meeting. In each case, the option price for such options will be the fair market value of the Common Stock on the date of grant and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

Furthermore, the 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 8,000 shares of Common Stock as of January 1 of each year. The option price of these automatically granted options is the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable in equal six month installments over two years after the date of grant.

In addition, the Board may provide for such other terms and conditions of these options as it may determine, as shall be set forth in the applicable option agreements, including, without limitation, acceleration of exercise upon a change of control of the Company, termination of the options, and the effect on such options of the death, retirement or other termination of service as a director of the optionholder.

Restricted Stock.

Subject to provisions of the 1999 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board. At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

Restricted Stock Units.

Subject to provisions of the 1999 Plan, the Board of Directors may grant restricted stock unit awards. A restricted stock unit is a contractual promise to issue shares at a specified future date, subject to fulfillment of vesting conditions specified by the Board. A restricted stock unit award carries no voting or dividend rights or other rights associated with stock ownership. A restricted stock unit award may be settled in Common Stock, cash, or in any combination of Common Stock and/or cash; provided, however, that a determination to settle a restricted stock unit award in whole or in part in cash shall be made by the Board of Directors in its sole discretion.

Stock Appreciation Rights.

Subject to the provisions of the 1999 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. A SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

Performance Shares.

Subject to the provisions of the 1999 Plan, the Board of Directors may grant performance shares to participants in the form of grants of shares of Common Stock. Performance shares are earned over a period of time (a performance cycle) selected by the Board from time to time. There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other. Unless otherwise determined by the Board of Directors, the payment value of the performance shares will be equal to the fair market value of the Common Stock on the date the performance shares are earned or on the date the Board determines that the performance shares have been earned. The Board shall establish performance goals for each cycle for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Board shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.

Stock Awards.

Subject to the provisions of the 1999 Plan, the Board of Directors may award stock awards, which may be designated as award shares by the Board, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Board shall determine. Shares of Common Stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law.

General Provisions.

Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1999 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant’s consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

The Board of Directors will determine whether awards granted pursuant to the 1999 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate. The Board may permit a participant to defer all or any portion of a payment under the 1999 Plan. In the Board’s discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Common Stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Board, awards under the 1999 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

The Board in its discretion may take certain actions in order to preserve a participant’s rights under an award in the event of a change in control of the Company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the award, (ii) providing for the purchase of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjusting the terms of the award in order to reflect the change in control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, or (v) making such other provision as the Board may consider equitable and in the best interest of the Company, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

The Board of Directors of the Company may amend, suspend or terminate the 1999 Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

New Plan Benefits.

As described above, each non-employee director is granted a nonqualified option to acquire 8,000 shares of Common Stock as of January 1 of each year. In the aggregate, nonqualified options to purchase 40,000 shares will be granted automatically on January 1 of each year to the Company’s current five non-employee directors pursuant to the Plan. The exercise prices of these options will be 100% of the fair market value of the Company’s Common Stock on the date of grant. In addition, each non-employee director is automatically granted a nonqualified option to acquire 50,000 shares of Common Stock as of the date he or she is first elected to the Board. Future awards under the 1999 Plan to executive officers and employees, and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula, are discretionary and cannot be determined at this time.

United States Federal Income Tax Consequences

The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1999 Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each holder of an award should consider his personal situation and consult with his tax advisor with respect to the specific tax consequences applicable to him. The 1999 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1999 Plan is as follows:

Incentive Stock Options. Incentive stock options granted under the 1999 Plan are intended to qualify as incentive stock options under Section 422 of the Code.

A participant generally will not recognize taxable income upon the grant or exercise of an incentive stock option. Under certain circumstances, however, there may be alternative minimum tax or other tax consequences, as described below. If an option holder does not make a “disqualifying disposition” (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon disposition of shares will be taxable as long-term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option where such disposition occurs within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another stock option is treated as a disposition for this purpose.

In general, if the option holder makes a disqualifying disposition, then the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount realized upon disposition of the shares over (b) the option exercise price will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder’s holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six-month period will instead run from the option holder’s most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder’s alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares’ fair market value on the date of exercise. The application of the alternative minimum tax rules for option holders subject to Section 16(b) or who receive shares that are not “substantially vested” is more complex and may depend upon whether such holders are entitled to and make a Section 83(b) election. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.

The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.

Nonqualified Stock Options. A recipient of a nonqualified stock option generally will not recognize any income for federal tax purposes with respect to the option until the option is exercised. At that time, subject to certain limited exceptions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date acquired over the option exercise price.

The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not work for the Company for a period of time, if any, specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date the shares are no longer subject to the substantial risk of forfeiture, unless a Section 83(b) election (described below) is made.

Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder’s most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

When an option recipient recognizes income, the Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided that the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient generally will recognize capital gain (or loss) equal to the amount by which the selling price of the shares exceeds (or is exceeded by) their fair market value on the date of exercise. The capital gain or loss will be short-term or long-term depending upon how long the shares were held. Any capital gain or loss would be long-term if the holding period for the shares was more than twelve months. The holding period for the shares generally would begin on the date the shares were acquired, and would not include the period of time during which the option was held.

Stock Appreciation Rights.

A recipient of an SAR will not be considered to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of an SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Restricted Stock and Performance Shares.

The recipient of restricted stock or performance shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Company will get a deduction that corresponds to the income recognized by the recipient.

Restricted Stock Unit Awards.

The grant of a restricted stock unit award will not result in income for the grantee or in a deduction for the Company. Upon the lapse of the restrictions of a restricted stock unit, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

Stock Awards.

A person who receives a stock award that includes Common Stock will be treated, with regard to such Common Stock, in the same manner as a person who has exercised a nonqualified stock option, as described above. In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Deductibility of Awards.

Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to performance-based compensation. The Company believes that awards under the 1999 Plan will qualify for the performance-based compensation exception to the deductibility limit.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Second Amended and Restated 1999 Equity Incentive Plan.

The Company’s Board of Directors recommends that stockholders vote FOR approval of the Second Amended and Restated 1999 Equity Incentive Plan.

Equity Compensation Plan Information

The Company maintains a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to the Company’s success. The table below sets forth certain information as of the Company’s fiscal year ended September 24, 2005 regarding the shares of the Company’s Common Stock available for grant or granted under stock option plans that (i) were approved by the Company’s stockholders, and (ii) were not approved by the Company’s stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,841,008	$7.84	1,016,520
Equity compensation plans not approved by security holders (2)	863,604	$6.44	0

Total	4,704,612	$7.58	1,016,520

(1)	Includes the following plans: 1986 Combination Stock Option Plan; Amended and Restated 1990 Non-employee Director Stock Option Plan; 1995 Combination Stock Option Plan; Amended and Restated 1999 Equity Incentive Plan; and 2000 Employee Stock Purchase Plan. Also includes the following plans which the Company assumed in connection with its acquisition of Fluoroscan Imaging Systems in 1996: FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan and FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan. For a description of these plans, please refer to Footnote 5 contained in the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended September 24, 2005.
(2)	Includes the following plans: 1997 Employee Equity Incentive Plan and 2000 Acquisition Equity Incentive Plan. A description of each of these plans is as follows:

1997 Employee Equity Incentive Plan. The purposes of the 1997 Employee Equity Incentive Plan (the “1997 Plan”), adopted by the Board of Directors in May 1997, are to attract and retain key employees, consultants and advisors, to provide an incentive for them to assist us in achieving long-range performance goals, and to enable such person to participate in the Company’s long-term growth. In general, under the 1997 Plan, all employees, consultants, and advisors who are not executive officers or directors are eligible to participate in the 1997 Plan. The 1997 Plan is administered by a committee consisting of at least three members of the Board appointed by the Board of Directors. Participants in the 1997 Plan are eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 2,200,000 shares of Common Stock were reserved for issuance under the 1997 Plan. Of the shares reserved for issuance under the 1997 Plan, options to purchase 502,784 shares have been granted and are outstanding. In September 2005, the Company’s Board of Directors determined that no further awards would be made under this plan and cancelled all remaining shares, 166,084, available for issuance under the 1997 Plan that are not subject to outstanding stock option awards.

2000 Acquisition Incentive Plan. The purpose of the 2000 Acquisition Equity Incentive Plan (the “2000 Plan”), adopted by the Board of Directors in April 2001, is to attract and retain (a) employees, consultants and advisors, of newly acquired businesses who have been or are being hired as employees, consultants or advisors of the Company or any of its consolidated subsidiaries, and (b) employees, consultants and advisors, of the Company who have or are anticipated to provide significant assistance in connection with the acquisition of a newly acquired business or its integration with the Company, and to provide such persons an incentive for them to achieve long-range performance goals, and to enable them to participate in the Company’s long-term growth. In general, under the 2000 Plan, only employees, consultants and advisors who are not officers or directors of the Company are eligible to participate in the 2000 Plan. The 2000 Plan is administered by the Board or, at its option, a committee consisting of at least three members of the Board appointed by the Board of Directors. Participants in the 2000 Plan are eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 1,600,000 shares of Common Stock were reserved for issuance under the 2000 Plan. Of the shares reserved for issuance under the 2000 Plan, options to purchase 360,820 shares have been granted and are outstanding. In September 2005, the Board of Directors determined that no further awards would be made under this plan and cancelled all remaining shares, 417,704, available for issuance under the 2000 Plan that are not subject to outstanding stock option awards.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of January 6, 2006 with respect to the beneficial ownership of the Company’s Common Stock of (i) each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Company’s Chief Executive Officer and the next four most highly compensated executive officers during the fiscal year ended September 24, 2005; and (iv) all executive officers and directors as a group. This information is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Common Shares
5% Beneficial Owners:

Wellington Management Company, LLP (1) 75 State Street Boston, MA 02109	2,623,180	5.8%

Officers and Directors:

John W. Cumming (2)	701,604	1.5%

Jay A. Stein (3)	633,740	1.4%

Glenn P. Muir (3)	650,532	1.4%

Robert A. Cascella (3)	232,500	*

John Pekarsky (3)	3,638	*

Irwin Jacobs (3)	28,000	*

David R. LaVance, Jr. (3)	10,000	*

Nancy L. Leaming (3)	10,000	*

Arthur G. Lerner (3)	10,000	*

Lawrence M. Levy (3)	10,000	*

All current directors and executive officers as a group (10 persons) (3)	2,290,014	4.9%

*	Less than one percent.
(1)	Based on information contained in a Schedule 13F filed by Wellington Management Company, LLP with the SEC on November 14, 2005. The filing indicated that as of September 30, 2005, Wellington Management Company, LLP had sole and/or shared voting power over all except for 212,320 shares and sole and/or defined investment power over all 2,623,180 shares.
(2)	Includes options to purchase 685,000 shares of Common Stock held by Mr. Cumming and options to purchase 11,250 shares of Common Stock held by Mr. Cumming’s wife, all of which are exercisable within 60 days after January 6, 2006 and 854 shares of Common Stock held by Mr. Cumming’s wife. Mr. Cumming disclaims beneficial ownership with respect to all shares and options to purchase shares of Common Stock held by his wife.
(3)	Includes the following shares subject to options which are exercisable within 60 days after January 6, 2006; Dr. Stein – 287,000; Mr. Muir – 520,916; Mr. Cascella – 232,500; Mr. Pekarsky – 2,500; Mr. Jacobs – 28,000; Mr. LaVance – 10,000; Ms. Leaming – 10,000; Dr. Lerner – 10,000; Mr. Levy – 10,000; and all current directors and executive officers as a group – 1,807,166.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Robert A. Cascella	51	President and Chief Operating Officer

John Pekarsky	52	Senior Vice President, Sales and Strategic Accounts

Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Robert A. Cascella joined the Company in February 2003 as Chief Operating Officer and was promoted to President in September 2003. Prior to joining the Company, from 1998 to 2003, Mr. Cascella was a managing partner of CFG Capital LLC, an investment banking firm specializing in healthcare. Prior to joining CFG Capital, from 1995 to 1998, Mr. Cascella was Chief Operating Officer and Vice President of Finance for NeoVision Corporation, a developer of 3D ultrasound technology used for real-time guidance of interventional breast procedures. From 1987 to 1994, Mr. Cascella held the positions of President, Chief Operating Officer and Chief Financial Officer for Fischer Imaging Corporation. Mr. Cascella received a B.S. in Finance from Fairfield University in 1978.

John Pekarsky joined the Company in September 2000 in connection with the acquisition of the mammography assets from Trex Medical where he served as Vice President, National Accounts. In August 2002, Mr. Pekarsky was appointed as the Company’s Senior Vice President, Sales and Strategic Accounts. From February 1998 to September 2000, Mr. Pekarsky served in a number of enterprise and national account roles at Trex Medical. Prior to joining Trex Medical, Mr. Pekarsky was employed with CTI PET Systems from October 1996 to February 1998 and with Siemens Medical Systems from January 1984 to October 1996 serving in a variety of sales and sales management roles. Mr. Pekarsky received a Master of Public Health degree in Health Services Administration from the University of Pittsburgh.

CODE OF ETHICS

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Ethics for Senior Financial Officers is publicly available on its website at www.hologic.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on the Company’s website, at the address specified above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation during the last three fiscal years of the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year who were serving as executive officers at the end of the last fiscal year (the “named executive officers”).

							Long-Term Compensation
Name and Principal Position	Fiscal Year	Annual Compensation					Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)
		Salary ($)		Bonus ($)
John W. Cumming Chairman of the Board and CEO	2005 2004 2003	$ $	463,439 433,236 $390,952	$ $ $	933,129 778,718 358,995	(2)(3) (2) (2)	— — —	182,500 372,500 —	$ $	3,500 3,250 —

Jay A. Stein Chairman Emeritus and Chief Technical Officer	2005 2004 2003	$ $ $	221,147 227,992 209,118	$ $ $	175,000 125,000 10,000	(3)	— — —	20,000 60,000 —	$ $ $	3,500 3,250 3,000

Glenn P. Muir Executive Vice President, Finance and Administration	2005 2004 2003	$ $ $	284,139 265,489 245,258	$ $ $	336,000 265,000 60,000	(3)	— — —	100,000 210,000 —	$ $ $	3,500 3,250 3,000

Robert A. Cascella (4) President and COO	2005 2004 2003	$ $ $	298,657 282,642 144,406	$ $ $	360,000 300,000 40,000	(3)	— — —	150,000 290,000 150,000	$ $	3,500 3,250 —

John Pekarsky Senior Vice President, Sales and Strategic Accounts	2005 2004 2003	$ $ $	321,661 284,141 240,609		$50,000 — —	(3)	— — —	10,000 20,000 —	$ $ $	3,500 3,250 3,000

(1)	The amounts reported in this column consist of the Company’s matching contribution under its 401(k) Profit-Sharing Plan.
(2)	Includes $318,129, $338,718 and $283,995 paid in fiscal 2005, 2004 and 2003, respectively, under the special bonus program approved in December 2002 to repay on a quarterly basis over a three year period the outstanding loan to purchase a local primary residence together with interest and taxes, and $515,000, $440,000, and $75,000 paid under the Executive Bonus Program for fiscal 2005, fiscal 2004 and fiscal 2003, respectively. See also “Certain Relationships and Related Transactions” below.
(3)	A portion of the fiscal 2005 cash bonuses includes a deferred portion, which is part of a deferred bonus pool awarded to a number of the Company’s executives, to be paid to the participants in the deferred bonus pool who are employed by the Company on October 1, 2006. In the event that one or more persons that have been allocated a portion of the deferred bonus pool are not employed by the Company on October 1, 2006, the amounts allocated to such persons will be reallocated to the remaining participants in the deferred bonus pool on a pro rata basis. For fiscal 2005, the deferred portion, which is included in the “Summary Compensation Table,” for each of the executive officers, was $100,000 for Mr. Cumming, and $50,000 for each of Dr. Stein and Messrs. Muir, Cascella and Pekarsky.
(4)	Mr. Cascella joined the Company in February 2003.

Stock Option Grants in Last Fiscal Year

The following table sets forth the stock options granted to the Company’s named executive officers during the fiscal year ended September 24, 2005.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/share) (2)		Expiration Date	5%($)		10%($)
J. Cumming	132,500 50,000	12.5 4.7	% %	$ $	10.18 23.46	11/03/09 09/15/15	$ $	372,479 737,693	$ $	823,082 1,869,460

J. Stein	20,000	1.9%			$10.18	11/03/09		$56,223		$124,239

G. Muir	70,000 30,000	6.6 2.8	% %	$ $	10.18 23.46	11/03/09 09/15/15	$ $	196,782 442,616	$ $	434,836 1,121,676

R. Cascella	100,000 50,000	9.4 4.7	% %	$ $	10.18 23.46	11/03/09 09/15/15	$ $	281,116 737,693	$ $	621,194 1,869,460

J. Pekarsky	10,000.9%				$10.18	11/03/09		$28,112		$62,119

(1)	Options vested in full during fiscal 2005. The options were granted under the Company’s stock option plans.
(2)	The exercise price is equal to the fair market value of the stock on the date of grant.
(3)	The 5% and 10% assumed rates of annual compounded stock price appreciation are set forth in the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 24, 2005 and the fiscal year-end value of unexercised options for the Company’s named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable /Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1) Exercisable / Unexercisable
J. Cumming	664,500	$10,413,276	625,000 / 217,500	$11,436,813 / $4,385,775
J. Stein	168,000	$1,900,743	277,000 / 35,000	$5,874,521 / $ 703,300
G. Muir	248,000	$3,139,087	577,500 / 142,500	$11,662,336 / $2,904,150
R. Cascella	75,000	$1,038,188	297,500 / 217,500	$4,521,925 / $4,555,275
J. Pekarsky	36,000	$268,969	20,000 / 25,000	$395,100 / $ 529,038

(1)	Based upon the $26.88 closing market price of the Company’s Common Stock as reported on the Nasdaq Stock Market’s National Market on September 24, 2005 minus the respective option exercise price.

Severance and Separation Agreements

Severance agreements are in effect between the Company and the following named executive officers: Messrs. Cumming, Muir and Cascella and Dr. Stein. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of the Company. The agreements provide that 30 days after a change of control, the Company shall pay the executive a lump sum in cash equal to the sum of the executive’s annual salary for the fiscal year immediately preceding the change of control plus the executive’s highest annual bonus, multiplied by three. In addition, the agreements provide that, upon a change of control, all unvested stock options or stock appreciation rights held by the executive shall become immediately exercisable for a one-year period following the executive’s termination date. These severance agreements confer no benefits prior to a change of control. In the event that any payments received by the executive in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws, the agreements provide that the Company’s auditing firm immediately preceding the change of control shall compute the excise tax imposed on the executive and the Company shall pay that amount to the executive to provide the executive with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. Under the terms of these severance agreements, if the executive remains employed through the one year anniversary of a change of control, then the executive will receive a special bonus (the “special bonus”) equal to the sum of the executive’s annual salary and highest annual bonus (as defined in the agreements). In addition, if termination of an executive’s employment occurs within the three-year period following a change of control of the Company and such termination is by the Company (or its successor) without cause or termination is by the executive for good reason, then the executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive’s accrued salary; (ii) a pro rata portion of such executive’s highest annual bonus; (iii) to the extent not previously paid, the special bonus; (iv) continued welfare benefits for a period of one year; and (v) any compensation previously deferred by the executive and any accrued bonus amounts or vacation pay.

The Company also has separation agreements with Messrs. Cumming, Muir and Pekarsky. Under the terms of these agreements, if the executive’s employment is terminated for any reason other than cause, the executive will receive a separation package which will include a salary contribution of up to one year of base salary and continued medical and dental benefits up to the earlier of one year or such time as the executive becomes re-employed. The separation agreements for Messr. Pekarsky survives a change in control, but cannot be triggered by a change in control or any voluntary separation notice given by the executive. These separation agreements for Messrs. Cumming and Muir do not survive a change in control.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, decisions regarding executive compensation were made by the Company’s Compensation Committee of the Board of Directors, which was composed of Irwin Jacobs, David R. LaVance, Arthur G. Lerner, and Nancy L. Leaming. The Compensation Committee also administers the Company’s stock option and incentive plans, Executive Bonus Program and Key Employee Bonus and Retention Program, and 401(k) Profit-Sharing Plan. None of these members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company serves on the board of directors of any company at which any of the Compensation Committee members is employed.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, consisting entirely of independent non-management directors, approves all policies under which compensation is paid or awarded to the Company’s executive officers. For fiscal 2005, the Committee was comprised of Messrs. Jacobs and LaVance, Dr. Lerner and Ms. Leaming.

The Company’s Compensation Philosophy and Plan

The Company’s executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of the Company and to closely align the interests of executives with those of the Company’s stockholders.

The Committee reviews the Company’s executive compensation program through the application of the subjective business judgment of each of its members, through a discussion with an independent compensation consultant retained by the Committee and a survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive’s compensation package when setting each portion of compensation, which is based upon corporate performance and individual initiatives and performance. The principal elements of the Company’s executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) equity awards.

Base Annual Salaries. Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company’s performance and the Compensation Committee’s subjective perception of the individual’s performance.

Executive Bonus Program. The Compensation Committee of the Board of Directors approved an Executive Bonus Program for fiscal 2005 under which executive officers, senior management and key contributors selected by the Compensation Committee were eligible for cash bonuses, stock options and stock grants, awarded at the discretion of the Compensation Committee. This program is designed to attract and retain key talent and is directly related to the Company’s success and to an overall increase in shareholder value. To qualify for a bonus under this program, executive officers are measured against a combination of strategic, corporate, divisional and individual goals and overall market conditions. Considerations also include an evaluation of comparable salary and incentive data within the medical device industry, overall and divisional revenues and profitability, new product development and introductions, and improved shareholder value. Based on an evaluation of the foregoing, including in particular the Company’s overall profitability and appreciation in shareholder value during fiscal 2005, bonuses aggregating $1,536,000 were granted under the Executive Bonus Program to the Company’s executive officers. Included in this bonus total is a deferred portion equal to $300,000, to be paid to these executive officers in the deferred bonus pool who are employed by the Company on October 1, 2006. In the event that one or more persons that have been allocated a portion of the deferred bonus pool are not employed by the Company on October 1, 2006, the amounts allocated to such persons will be reallocated to the remaining participants in the deferred bonus pool on a pro rata basis. See “Executive Compensation – Summary Compensation Table”.

Equity Awards. The third component of executive officers’ compensation are equity awards in the form of stock options.

Stock options are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

The size of individual stock options are based upon the Committee’s subjective review of the job responsibility and individual contribution to the Company’s success. Previous stock options are considered when awards are determined. These equity awards are designed to provide incentives for the creation of long-term value for the Company’s stockholders. During fiscal 2005, options to purchase an aggregate of 462,500 shares of the Company’s Common Stock were granted to executive officers under the Company’s stock option plans. These options vested in full during fiscal 2005 and are exercisable within five or ten years from the date of grant.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 1999 Amended and Restated Equity Incentive Plan, as amended, are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. Because salary and bonuses, excluding Mr. Cumming’s bonus associated with his relocation described below, have generally been below the $1,000,000 threshold, the Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Compensation of the Chief Executive Officer

In January 2005, Mr. Cumming’s salary was increased to $465,000 from $440,000, which the Committee considered at the time to be comparable to the salaries of chief executive officers of peer companies based on the Committee’s survey of executive compensation at peer companies. In fiscal 2005, Mr. Cumming received a bonus of $515,000, which was paid in the first quarter of fiscal 2006, and is eligible for a deferred portion of $100,000 on October 1, 2006. In fiscal 2005, Mr. Cumming was instrumental in, among other things, driving the Company to increased revenues and earnings, expanding sales distribution efforts and developing new strategic alliances. In addition, in December 2002, in recognition of the exceptional service rendered to the Company by Mr. Cumming, the Compensation Committee approved a special bonus program to provide Mr. Cumming with the funds necessary to pay the quarterly installments due under an outstanding loan. The Company paid Mr. Cumming $318,129 under this special bonus program in fiscal 2005. See “Certain Relationships and Related Transactions” below.

Conclusion

Through these programs, a significant portion of the Company’s executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return, recognizing however, that fluctuations in the operating results of the business may result over time.

THE COMPENSATION COMMITTEE:

David R. LaVance, Jr., Chairman

Irwin Jacobs

Nancy L. Leaming

Arthur G. Lerner

PERFORMANCE GRAPH

The following Performance Graph compares the yearly percentage change in the Company’s cumulative total shareholder return on the Company’s Common Stock for the period from September 30, 2000 through September 24, 2005, based upon the market price of the Company’s Common Stock, with the cumulative total return on the Standard and Poor’s Health Care Supplies Index (the “S&P Health Care Supplies”) and the Russell 2000 for that period. The Performance Graph assumes the investment of $100 on September 30, 2000 in the Company’s Common Stock, the S&P Health Care Supplies, and the Russell 2000, and the reinvestment of any and all dividends.

Cumulative Total Return

	9/30/00	9/29/01	9/28/02	9/27/03	9/25/04	9/24/05
HOLOGIC, INC.	100.00	67.89	132.43	183.11	256.25	722.77
RUSSELL 2000	100.00	78.79	71.46	97.55	115.86	136.66
S & P HEALTH CARE SUPPLIES	100.00	74.48	89.24	125.59	161.67	203.60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2001, to assist John W. Cumming, the Company’s Chairman, Chief Executive Officer and a director, in the purchase of a local primary residence in connection with his initial relocation to Danbury, Connecticut to take on the position of Senior Vice President and President of Lorad, the Company loaned Mr. Cumming the principal amount of $300,000 pursuant to a promissory note. In August 2001, in connection with Mr. Cumming’s move to the Company’s Massachusetts headquarters in order to assume the position of Chief Executive Officer and President, the Company loaned Mr. Cumming an additional principal amount of $200,000. This additional $200,000 loan was consolidated with the original loan into one $500,000 promissory note on the same terms as the original loan. The promissory note bears interest at the rate of 7.0% per year. In April 2002, the Board of Directors deferred the payment obligations under the note by one year, such that the note is now required to be repaid in quarterly installments of $41,666 plus interest, commencing April 1, 2003 until paid in full no later than April 1, 2006. In the event that the Company undergoes a change of control, the balance of the note will be forgiven. In the event Mr. Cumming’s employment with the Company is terminated, either voluntarily or for cause, Mr. Cumming has agreed to repay the balance of the note.

In December 2002, in recognition of the exceptional service rendered to the Company by Mr. Cumming, the Compensation Committee of the Board of Directors approved a special bonus program to provide Mr. Cumming with the funds necessary to pay the quarterly installments due under the loan. Under the special bonus program, for so long as Mr. Cumming remains an officer of the Company and there are amounts remaining to be repaid under the loan, the Company will pay Mr. Cumming a special quarterly bonus equal to the amount due under the loan, including interest due, plus an additional payment equal to the taxes due as a result of the special bonus and such additional payment, such that the net-after-tax special quarterly bonus to be received by Mr. Cumming will equal the principal and interest then due under the loan. During fiscal 2005, the Company paid Mr. Cumming $318,129 under this special bonus program. As of the date of this proxy statement the full amount of the loan had been repaid, and no further amounts will be paid to Mr. Cumming under this special bonus program.

In fiscal 2005, the Company paid Mr. Cumming’s wife compensation in the aggregate amount of approximately $118,000 for services rendered to the Company in her capacity as the Company’s Director of Marketing.

In fiscal 2004, the Audit Committee of the Board of Directors of the Company determined that it would be in the best interests of the Company to assist Mr. Robert A. Cascella, the Company’s President and Chief Operating Officer, in relocating his principal residence from Connecticut to Massachusetts so that Mr. Cascella would be able to perform his duties and responsibilities at the Company’s principal executive offices located in Bedford, Massachusetts.

On December 15, 2004, the Company’s Audit Committee determined to make certain payments pursuant to the Company’s relocation program with a relocation company to assist Mr. Cascella in his relocation. In connection with the Company’s relocation program, Mr. Cascella and the relocation company entered into a purchase and sale agreement pursuant to which the relocation company paid Mr. Cascella $551,904, which represented Mr. Cascella’s equity value (representing the $820,000 purchase price less the amounts then outstanding under his mortgage, taxes, maintenance, utilities and insurance) in his Madison, CT residence. After the signing of the purchase and sale agreement and through January 31, 2005, the date on which Mr. Cascella vacated his residence, Mr. Cascella remained responsible for paying taxes, maintenance, utilities, insurance and all other operating costs relating to the residence.

In connection with above-described transactions, on December 21, 2004, pursuant to the Company’s relocation program with the relocation company, the Company paid the relocation company approximately $82,000, representing 10% of the purchase price as an advance against the relocation company’s management fee and direct expenses associated with the sale of his residence. In April 2005, an additional amount of $1,518 was paid to the relocation company to settle the remaining expenses incurred in the sale of his residence. In April 2005, the relocation company sold Mr. Cascella’s residence to a third party for the same price as the purchase price paid to Mr. Cascella. In making its determination to approve the payments and transactions described above, the Company’s Audit Committee, based upon the review of information presented to the Audit Committee, including, but not limited to, advice received from the relocation company and the receipt of appraisals from two independent real estate appraisers, concluded that the payments that the Company agreed to make were fair to and in the best interests of the Company.

On December 23, 2004, and April 6, 2005, as part of Mr. Cascella’s relocation to Massachusetts, the Company reimbursed Mr. Cascella for approximately $26,600 and $9,500, respectively, to cover relocation costs and expenses in connection with the purchase of his new residence in Massachusetts.

Mr. Lawrence M. Levy, who was appointed to the Board of Directors on December 13, 2005, has served as senior counsel at Brown Rudnick Berlack Israels LLP, an international law firm that provides legal services to the Company, since February 2005 and, for more than 30 years before that, had been a partner at Brown Rudnick, specializing in Corporate and Securities Law. Mr. Levy was Secretary of the Company since its formation in 1985 until December 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific filing deadlines of these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during the fiscal year ended September 24, 2005. To the best of the Company’s knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER COMMUNICATIONS

Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. All communications directed to the Board will be delivered to the Board of Directors.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730. ALTERNATIVELY, A BENEFICIAL OWNER OF THE COMPANY’S SECURITIES MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S INTERNET WEBSITE AT: http://www.hologic.com/investor.

VOTING PROXIES

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By order of the Board of Directors

Philip J. Flink, Secretary

Bedford, Massachusetts

January 20, 2006

APPENDIX A

HOLOGIC, INC.

SECOND AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan (the “Plan”) is to attract and retain employees and directors, to provide an incentive for them to assist Hologic, Inc. (the “Corporation”) to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2. Definitions

(a) “Affiliate” means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(b) “Annual Meeting” means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.

(c) “Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Restricted Stock Unit or Stock Award awarded under the Plan.

(d) “Award Share” means a share of Common Stock awarded to an employee or director, without payment therefore.

(e) “Board” means the Board of Directors of the Corporation.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(h) “Common Stock” or “Stock” means the Common Stock, par value $.01 per share, of the Corporation.

(i) “Corporation” means Hologic, Inc.

(j) “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

(k) “Eligible Director” means each director of the Corporation who is not then an employee of the Corporation or affiliated with any holder of more than 5% of the outstanding voting stock of the Corporation.

(l) “Fair Market Value” means, with respect to Common Stock, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or on a national securities exchange on which the Common Stock may be traded on the date of the granting of the Award, or if such date is not a business day, the first business day preceding such grant. If the Common Stock is not publicly traded, the fair market value shall mean the fair market value of the Common Stock as determined by the Board of Directors.

(m) “Incentive Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Nonqualified Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6 or Section 12, which is not intended to be an Incentive Stock Option.

(o) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(p) “Participant” means a person selected by the Board to receive an Award under the Plan.

(q) “Performance Cycle” or “Cycle” means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(r) “Performance Shares” mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

(s) “Restricted Period” means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(t) “Restricted Stock” means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.

(u) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 10.

(v) “Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.

(w) “Stock Award” means an award of Common Stock, including an Award Share, or an award of Common Stock and other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 11.

Section 3. Administration

The Plan shall be administered by the Board, or if the Board so determines, by the Committee. The Committee shall serve at the pleasure of the Board, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The Board, including the Committee, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board’s decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto. Administration of the automatic option grant provisions of the Plan shall be self-executing in accordance with the provisions of Section 12 hereof, and neither the Board nor the Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to those provisions of the Plan, except in the event that the Board approves the grant of Awards in addition to, or in substitution for, those provided for in Section 12.

Section 4. Eligibility

All employees and, in the case of Awards other than Incentive Stock Options, directors of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

(a) Subject to adjustment under subsection (b), the maximum aggregate number of shares of Common Stock available for issuance under the Plan is 600,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (a) 2 1/2 % of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (b) 1,000,000 shares, or (c) an amount determined by the Board. “Issued Shares” shall mean the number of shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on such date. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under subsection (b), the maximum aggregate number of shares of the Company’s Common Stock for which grants may be made to any employee during any fiscal year shall be 1,000,000 shares.

(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the number and kind of shares for which automatic option grants are to be made pursuant to Section 12 hereof, and (iv) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Stock Options

(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Board shall establish the option price at the time each Option is awarded, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, provided, however, that the optionholder, must have owned at least such number of shares for at least six months, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option provided, however, that the optionholder must have owned at least the number of shares by which the Common Stock is being reduced for at least six months, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called “cashless exercise”), or such other lawful consideration as the Board may determine. In addition, to the extent permitted by the Board, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options, provided, however, that the optionholder must have owned at least the number of shares to be used as payment for at least six months.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f) In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:

(i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

(ii) The option price with respect to Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(iii) Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

(iv) Such options shall not be granted more than ten years from the effective date of the Plan and shall not be exercisable more than ten years from the date of grant.

(v) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this section) are exercisable for the first time by any employee Participant during any calendar year exceeds $100,000 (or such other amount as may be proscribed by the Code), such Incentive Stock Options shall be treated as options which are not Incentive Stock Options.

Section 7. Stock Appreciation Rights

Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8. Performance Shares

(a) Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. Unless otherwise determined by the Board, the payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b) The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, if the Corporation holds such certificates, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10. Restricted Stock Units

Subject to the other terms and provisions of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an award agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable award agreement.

Section 11. Stock Awards

(a) Subject to the provisions of the Plan, the Board may award Stock Awards subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules, if any, as the Board shall determine.

(b) Shares of Common Stock awarded in connection with a Stock Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.

Section 12. Option Granted to Non-Employee

(a) Each Eligible Director shall automatically be granted a Nonqualified Option to acquire 50,000 shares of Common Stock effective as of the date he or she is first elected to the Board or, with respect to Eligible Directors serving on the Board as of the Effective Date of the Plan, as of the date of the 1999 Annual Meeting of the Corporation, in each case, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option issued pursuant to this Section 12(a) shall become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

(b) Each Eligible Director who has served as a Director for six months shall automatically be granted a Nonqualified Option to acquire 8,000 shares of Common Stock on January 1 of each year thereafter, beginning with January 1, 2005, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof.

(c) In addition, the Board may provide for such other terms and conditions of the Options granted pursuant to this Section 12 as it may determine in its sole discretion and as shall be set forth in the applicable Option agreements, including, without limitation, acceleration of exercise upon a change of control, termination of the Options, and the effect on such Options of the death, retirement or other termination of service as a director of the option holder. Notwithstanding the foregoing anything to the contrary in this Plan, nothing herein shall preclude the Board from granting Awards to such non-employee directors in addition to, or in substitution for, those provided for in this Section 12.

Section 13. General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Securities Laws. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of any Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(d) Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(e) Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(f) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. The Board shall have complete discretion, exercisable either at the time the Award is made or at any time while the Award remains outstanding, to accelerate the vesting of any Award or any part of any Award remaining unvested upon the termination of employment of a Participant or to extend the period of time for which an Option is to remain exercisable following the termination of employment of a Participant, provided, however, that in no event shall such Option be exercisable after the specified expiration date of such Option.

(g) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a Change in Control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation, provided that, in the case of an action taken with respect to an outstanding Award, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Unless otherwise provided in any Award, for purposes hereof a “Change in Control” of the Corporation shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or (ii) any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Corporation) constituting less than a majority of the Board; or (iii) consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation.

(h) Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. In the Board’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that the optionholder must have owned at least such number of shares for at least six months. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j) Awards Not Transferable. Except as otherwise provided by the Board, Awards under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

Section 13. Miscellaneous

(a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on March 3, 1999 (the “Effective Date”). Prior to such approval, Awards may be made under the Plan expressly subject to such approval. Awards under the Plan may be made for a period of ten years commencing on the Effective Date. The period during which an Award may be exercise may extend beyond that time as provided herein.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of The Nasdaq Stock Market or any other exchange or stock market over which the Corporation’s securities are listed.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.

(f) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

HOLOGIC, INC.	PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
35 Crosby Drive	February 28, 2006
Bedford, MA 01730
(781) 999-7300

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 20, 2006 and hereby appoints John W. Cumming and Glenn P. Muir, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 35 Crosby Drive, Bedford, Massachusetts 01730, on Tuesday, February 28, 2006 at 9:00 A.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

The Board of Directors recommends a vote FOR the election of the nominees as directors and FOR the approval of Proposal No. 2.

Proposal 1. The election of eight (8) directors nominated by the Board of Directors for the ensuing year:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as indicated)	to vote for all nominees listed below

Nominees: John W. Cumming, Irwin Jacobs, David R. LaVance, Jr., Nancy L. Leaming, Arthur G. Lerner, Lawrence M. Levy, Glenn P. Muir, Jay A. Stein

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

__________________________________________________________________________________________________________

Proposal 2. To approve the Second Amended and Restated 1999 Equity Incentive Plan, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

___________________________________________________________________________________________________________________

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Proposal No. 1 and FOR Proposal No. 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated	, 2006

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.